UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 10, 2003

                       Technology Investment Capital Corp.
             (Exact name of registrant as specified in its chapter)

                 Maryland                  333-109055           20-0118736
      -----------------------------      -------------      --------------------
      (State or other jurisdiction        (Commission          (IRS Employer
           of incorporation)              File Number)      Identification No.)



          8 Sound Shore Drive, Suite 215, Greenwich, CT                06830
             (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code 203-661-3122
                                                   ------------

       __________________________________________________________________
          (Former name or former address, if changed since last report)



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Item 9. Regulation FD Disclosure.

         The following press release was issued by Technology Investment Capital Corp. on December 10, 2003:

                TECHNOLOGY INVESTMENT CAPITAL CORP. UNDERWRITERS
                         EXERCISE OVER-ALLOTMENT OPTION


Greenwich, Conn., Dec. 10/PRNewswire - First Call/ - Technology Investment Capital Corp. (Nasdaq: TICC) announced today that it has closed on the underwriters' over-allotment option in connection with its previously announced common stock offering. The underwriters exercised their option in full. The gross proceeds from the over-allotment exercise were $19,565,205 and closed on December 10. The total gross proceeds from the offering, including the initial public offering and the over-allotment, were $150 million.

UBS Investment Bank acted as bookrunning lead manager for the transaction. Jeffries & Company, Inc., Legg Mason Wood Walker, Incorporated, RBC Capital Markets and JMP Securities acted as co-managers.

Technology Investment Capital is a newly formed, publicly traded specialty finance company, organized as a closed-end, non-diversified company that is a business development company under the Investment Company Act of 1940. Companies interested in learning more about Technology Investment Capital Corp.'s financing opportunities should contact Barry Osherow at (203) 661-9572.

This press release is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offering of these securities will be made only by means of a prospectus. Copies of a prospectus can be obtained from UBS Investment Bank, 299 Park Avenue, 34th Floor, New York, NY 10171.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ from the results projected in the forward looking statements.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       Technology Investment Capital Corp.

                                  (Registrant)

                                   /s/ Saul B. Rosenthal
                                   --------------------------
                                   (Signature)

Date:  December 10, 2003
     -------------------

                                 By:  Saul B. Rosenthal
                                    -------------------

                              Title: Chief Operating Officer, Secretary and Treasurer
                                     ------------------



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